Exhibit 99.1

Reviva Reports Full Year 2024 Financial Results and Recent Business Highlights

– Favorable long-term safety and robust broad-spectrum efficacy sustained over 1-year for once daily brilaroxazine in open-label extension (OLE) trial –

– Registrational Phase 3 RECOVER-2 trial initiation for brilaroxazine expected mid-2025 –

– Full data set from RECOVER OLE expected in Q2 2025 ––

Cupertino, Calif., March 31, 2025 – Reviva Pharmaceuticals Holdings, Inc. (NASDAQ: RVPH) (“Reviva” or the “Company”), a late-stage pharmaceutical company developing therapies that seek to address unmet medical needs in the areas of central nervous system (CNS), inflammatory and cardiometabolic diseases, today reported financial results for the full year ended December 31, 2024 and summarized recent business highlights.

“Our late stage brilaroxazine program has consistently shown what we believe to be robust broad-spectrum efficacy across all major symptom domains of schizophrenia and a well-tolerated safety profile. Importantly, initial long-term data from our OLE study showed that these favorable efficacy and safety findings were sustained over time. We expect to report the full data set from the RECOVER OLE study, which will also include vocal and blood biomarker data as additional independent measures of efficacy, in the second quarter of 2025,” said Laxminarayan Bhat, Ph.D., Founder, President, and CEO of Reviva. “Brilaroxazine has a robust data package that includes a successful placebo-controlled Phase 3 trial with a long-term open label extension for up to 1-year, a successful Phase 2 study and a compelling drug-drug interaction study. We believe the differentiated potential of once daily brilaroxazine to address all major unmet needs for patients with schizophrenia continues to be strong, and we are targeting a potential New Drug Application (NDA) submission for brilaroxazine in the fourth quarter of 2026.”

Fourth Quarter 2024 and Recent Business Highlights

Clinical Program Highlights

●

Positive preliminary topline data for the OLE portion of the Company's ongoing Phase 3 RECOVER study evaluating the long-term safety and tolerability of brilaroxazine in patients with schizophrenia announced (December 2024)

o	Robust broad-spectrum efficacy that was sustained over 1 year
o	Dose dependent efficacy, with decreases in PANSS total scores of -15.2, -18.6 and -20.8 points at the 15, 30, and 50 mg doses respectively, from baseline to end-of-treatment at 52 weeks (1 year)
o	Pooled data of brilaroxazine at the 15, 30, and 50 mg doses (N = 113) demonstrated clinically meaningful and sustained long-term (1-year) efficacy for schizophrenia:
■	PANSS Total scores: 18.6-point decrease (71.6 → 53), p ≤ 0.0001
■	PANSS Positive Symptoms: 5.2-point decrease (17.7 →12.5), p ≤ 0.0001
■	PANSS Negative Symptoms: 4.5-point decrease (19.5 →15.0), p ≤ 0.0001
o	Generally well tolerated with no single side effect >5%
o	Favorable compliance, with a discontinuation rate of 35%, primarily due to withdrawal of consent (22%), participant lost to follow up (7%), and treatment-related adverse events (TRAE) (1.6%)
o	15.2% reported at least one TRAE, which were mostly mild (12.2%) or moderate (3%) in severity and transient in nature

o	Most common TRAEs ≥1% were weight increase (3.2%), insomnia (1.8%) and somnolence (1.6%)
o	No drug-related serious adverse events (SAEs) observed or major safety concerns reported for brilaroxazine after up to 1 year of treatment

Corporate Highlights

●

Positive topline data from the long-term OLE portion of the Phase 3 RECOVER study evaluating brilaroxazine in schizophrenia presented as an oral presentation on March 30th at the 2025 Congress of the Schizophrenia International Research Society (SIRS) in Chicago, Illinois

●	Completed a public follow-on offering with aggregate gross proceeds of approximately $18.0 million (December 2024)

●

Positive speech latency data for brilaroxazine in schizophrenia from the Phase 3 RECOVER trial presented as a poster presentation at the Central Nervous System (CNS) Summit 2024 on November 12th in Boston, Massachusetts

Anticipated Milestones and Events

●	Full data analysis of the OLE trial including long-term safety, tolerability and efficacy, as well as vocal and blood biomarker data expected in Q2 2025

●	Initiation of registrational Phase 3 RECOVER-2 trial evaluating brilaroxazine for the treatment of schizophrenia expected in mid-2025, subject to receipt of additional financing

●	Potential NDA submission for brilaroxazine in schizophrenia targeted for the fourth quarter of 2026

●	Investigational new drug application (IND) submission for liposomal-gel formulation of brilaroxazine in psoriasis expected later in 2025

●	Pursue partnership opportunities for the development of our pipeline

Financial Results for 2024

The Company reported a net loss of approximately $29.9 million, or $0.90 per share, for the fiscal year ended December 31, 2024, compared to a net loss of approximately $39.3 million, or $1.65 per share, for the fiscal year ended December 31, 2023.

As of December 31, 2024, the Company’s cash and cash equivalents totaled approximately $13.5 million compared to approximately $23.4 million as of December 31, 2023.

About Reviva

Reviva is a late-stage biopharmaceutical company that discovers, develops, and seeks to commercialize next-generation therapeutics for diseases representing unmet medical needs and burdens to society, patients, and their families. Reviva's current pipeline focuses on the central nervous system (CNS), inflammatory and cardiometabolic diseases. Reviva's pipeline currently includes two drug candidates, brilaroxazine (RP5063) and RP1208. Both are new chemical entities discovered in-house. Reviva has been granted composition of matter patents for both brilaroxazine and RP1208 in the United States, Europe, and several other countries.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, as amended, including those relating to the Company’s 1-year open label extension (OLE) trial evaluating the long-term safety and tolerability for brilaroxazine in schizophrenia, the registrational Phase 3 RECOVER-2 trial, the Company’s expectations regarding the anticipated clinical profile of its product candidates, including statements regarding anticipated efficacy or safety profile, and those relating to the Company’s expectations, intentions or beliefs regarding matters including product development and clinical trial plans, clinical and regulatory timelines and expenses, planned or intended additional trials or studies and the timing thereof, planned or intended regulatory submissions and the timing thereof, trial results, market opportunity, ability to raise sufficient funding, competitive position, possible or assumed future results of operations, business strategies, potential opportunities for development including partnerships, growth or expansion opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s most recent Annual Report on Form 10-K and the Company’s other filings from time to time with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Corporate Contact:

Reviva Pharmaceuticals Holdings, Inc.

Laxminarayan Bhat, PhD

www.revivapharma.com

Investor Relations Contact:

LifeSci Advisors, LLC

Bruce Mackle

bmackle@lifesciadvisors.com

REVIVA PHARMACEUTICALS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$13,476,331	$23,367,456
Prepaid clinical trial costs	540,601	78,295
Prepaid expenses and other current assets	666,435	254,637
Total current assets	14,683,367	23,700,388
Non-current prepaid clinical trial costs	819,721	—
Total Assets	$15,503,088	$23,700,388

Liabilities and Stockholders' Equity

Liabilities
Short-term debt	$458,154	$—
Accounts payable	6,283,430	3,849,108
Accrued clinical expenses	6,723,719	11,966,812
Accrued compensation	635,587	958,607
Other accrued liabilities	500,616	400,490
Total current liabilities	14,601,506	17,175,017
Warrant liabilities	89,010	806,655
Total Liabilities	14,690,516	17,981,672

Commitments and contingencies

Stockholders' Equity
Common stock, par value of $0.0001; 315,000,000 shares authorized; 46,579,199 and 27,918,560 shares issued and outstanding as of December 31, 2024 and 2023, respectively	4,658	2,792
Preferred Stock, par value of $0.0001; 10,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2024 and 2023	—	—
Additional paid-in capital	165,080,964	140,070,172
Accumulated deficit	(164,273,050)	(134,354,248)
Total stockholders' equity	812,572	5,718,716

Total Liabilities and Stockholders' Equity	$15,503,088	$23,700,388

REVIVA PHARMACEUTICALS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2024	2023
Operating expenses
Research and development	$22,907,368	$31,419,817
General and administrative	7,891,521	8,083,819
Total operating expenses	30,798,889	39,503,636
Loss from operations	(30,798,889)	(39,503,636)

Other income (expense)
Gain (loss) on remeasurement of warrant liabilities	717,645	(239,216)
Interest expense	(18,497)	(33,725)
Interest income	361,369	398,413
Other (expense) income, net	(160,916)	134,276
Total other income, net	899,601	259,748
Loss before provision for income taxes	(29,899,288)	(39,243,888)
Provision for income taxes	19,514	16,949
Net loss	$(29,918,802)	$(39,260,837)

Net loss per share:
Basic and diluted	$(0.90)	$(1.65)

Weighted average shares outstanding
Basic and diluted	33,147,424	23,798,203